Exhibit 99.1

Altra Reports Second-Quarter 2013 Results

First Half 2013 Cash Flows from Operating Activities up 36% to $33 Million

Gross Profit Improves 20bps to 30.0% Despite Lower Sales

BRAINTREE, Mass., July 25, 2013 — Altra Holdings, Inc. (Nasdaq: AIMC), a global manufacturer and marketer of electromechanical power transmission and motion control products, today announced unaudited financial results for the second quarter ended June 29, 2013.

Financial Highlights

•	Second-quarter 2013 net sales were $181.1 million compared with $187.9 million in the second quarter of 2012, a decrease of 3.6%.

•	Gross profit, as a percentage of sales, for the second quarter of 2013 grew by 20 basis points to 30.0% from 29.8% in the second quarter of 2012.

•

Second-quarter net income was $10.7 million, or $0.40 per diluted share, compared with net income of $10.6 million, or $0.40 per diluted share, in the second quarter of 2012. Non-GAAP net income in Q2 2013 was $10.9 million, or $0.41 per diluted share, compared with $11.2 million, or $0.42 per diluted share a year ago.*

•	Reconciliation of Non-GAAP Net Income*:

	Quarter ended	Year ended	Quarter ended	Year ended
	June 29, 2013		June 30, 2012
Net income attributable to Altra Holdings, Inc.	$10,689	$22,569	$10,609	$21,125

Acquisition related expenses	48	83	—	391
Restructuring costs	238	558	201	—
Premium and deferred financing expense and original issue discount eliminated on the redeemed debt	—	—	630	630
Tax impact of above adjustments	(90)	(194)	(266)	(326)

Non-GAAP net income	$10,885	$23,016	$11,174	$21,820

Non-GAAP diluted earnings per share	$0.41	$0.86	$0.42	$0.82

•	Net cash flows from operating activities for the first six months of 2013 increased 36%from the prior-year period to $33 million.

•

Cash and cash equivalents were $61.5 million on June 29, 2013 compared with $85.2 million on December 31, 2012. During the quarter, the Company paid down $21.8 million on its credit facility bringing 2013 year to date pay downs to $43.1 million.

Management Comments

“Despite lower sales we are pleased with the results,” said Carl Christenson, Altra President and CEO “In light of the weakness in certain of our end markets we took actions where appropriate to reduce costs, including tight spending controls, shortened work weeks and selective headcount reductions. Several of our capital intensive end markets, including metals, mining and energy, were particularly weak during the quarter, resulting in lower-than-expected second-quarter revenues and net income. The weakness in these markets was offset by significant improvements in the underperforming businesses on which our team has been focused. Gross margin was up 20 basis points year over year to 30% and Non-GAAP net income kept pace with the second quarter of last year.”

Business Outlook

“We continue to make progress with our strategic growth and profitability initiatives, such as the acceleration of Lean, the implementation of our new strategic pricing program, the expansion of our presence in emerging geographies and the development of innovative new products. In addition, our strong balance sheet puts us in a solid position to continue pursuing our acquisition strategy,” said Christenson. “Although we do not expect the second half improvement that was anticipated by many of our customers to materialize it does appear that May marked the nadir for incoming orders. Orders improved in June and this positive trend has continued into the third quarter. In addition, it appears that customers are currently satisfied with the inventory reductions they have achieved and a very modest improvement in economic conditions is anticipated. Consequently, we expect that the second half of the year will be in line with the comparable period a year ago. Given the lower-than-expected results in the first half of the year and the lack of any apparent catalyst for significant economic growth in the second half, we are revising our guidance for the full year.”

The Company is now forecasting sales in the range of $715 to $730 million and non-GAAP diluted EPS of $1.52 to $1.64 for 2013. Altra expects its tax rate for the full year to be approximately 31% to 33% before discrete items. The Company expects capital expenditures in the range of $20 to $23 million, and continues to expect depreciation and amortization in the range of $28 to $30 million.*

The Company will host an investor conference call to discuss its unaudited second-quarter financial results today, July 25, 2013, at 5:00 PM ET. The public is invited to listen to the conference call by dialing (877) 407-8293 domestically or (201) 689-8349 for international access and asking to participate in the ALTRA conference call. A live webcast of the call will be available in the “Investor Relations” section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under “Events & Presentations” in the “Investor Relations” section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call on July 25, through midnight on August 8, 2013. To listen to the replay, dial (877) 660-6853 domestically or (201) 612-7415 for international access (replay ID # 417875). A webcast replay also will be available at www.altramotion.com.

Altra Holdinhs, Inc.

Consolidated Statements of Income Data:	Quarter Ended		Year to Date Ended
In Thousands of Dollars, except per share amounts	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$181,095	$187,943	$366,245	$380,328
Cost of sales	126,676	131,941	256,327	267,653

Gross profit	$54,419	$56,002	$109,918	$112,675
Gross profit as a percent of net sales	30.0%	29.8%	30.0%	29.6%
Selling, general & administrative expenses	32,628	31,884	65,070	63,881
Research and development expenses	3,214	2,942	6,148	5,969
Restructuring Charges	238	—	558	—

Income from operations	$18,339	$21,176	$38,142	$42,825
Income from operations as a percent of net sales	10.1%	11.3%	10.4%	11.3%
Interest expense, net	2,658	6,504	5,263	12,278
Other non-operating expense, net	144	1,207	97	1,432

Income before income taxes	$15,537	$13,465	$32,782	$29,115
Provision for income taxes	4,861	2,856	10,247	7,990

Income tax rate	31.3%	21.2%	31.3%	27.4%
Net income	10,676	10,609	22,535	21,125

Net loss attributable to non-controlling interest	13	—	34	—

Net income attributable to Altra Holdings, Inc.	$10,689	$10,609	$22,569	$21,125

Weighted Average common shares outstanding
Basic	26,733	26,606	26,737	26,541
Diluted	26,751	26,664	26,820	26,674

Net income per share
Basic	$0.40	$0.40	$0.84	$0.80
Diluted	$0.40	$0.40	$0.84	$0.79

Reconciliation of Non-GAAP Income From Operations:

Income from operations	$18,339	$21,176	$38,142	$42,825

Restructuring costs	238	—	558	—
Acquisition related expenses	48	201	83	391

Non-GAAP income from operations	$18,625	$21,377	$38,783	$43,216

Reconciliation of Non-GAAP Net Income:

Net income attributable to Altra Holdings, Inc.	$10,689	$10,609	$22,569	$21,125

Acquisition related expenses	48	—	83	391
Restructuring costs	238	201	558	—
Premium accrued on the debt to be redeemed	—	630	—	630
Tax impact of above adjustments	(90)	(266)	(194)	(326)

Non-GAAP net income	$10,885	$11,174	$23,016	$21,820

Non-GAAP diluted earnings per share	$0.41 (1)	$0.42 (2)	$0.86 (3)	$0.82 (4)

(1) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 31.3% by the above items

(2) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 32.0% by the above items

(3) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 30.1% by the above items

(4) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 31.9% by the above items

Consolidated Balance Sheets
In Thousands of Dollars	June 29, 2013	December 31, 2012
	(unaudited)
Assets:
Current Assets
Cash and cash equivalents	61,507	85,154
Trade receivables, net	99,218	92,933
Inventories	119,881	123,776
Deferred income taxes	9,588	8,918
Income tax receivable	1,387	6,397
Prepaid expenses and other current assets	6,709	6,578

Total current assets	298,290	323,756
Property, plant and equipment, net	136,377	138,094
Intangible assets, net	71,914	76,098
Goodwill	87,173	88,225
Deferred income taxes	1,042	1,150
Other non-current assets, net	5,594	5,716

Total assets	$600,390	$633,039

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	45,177	43,042
Accrued payroll	17,969	19,893
Accruals and other current liabilities	29,654	33,796
Deferred income taxes	—	34
Current portion of long-term debt	11,883	9,135

Total current liabilities	104,683	105,900
Long-term debt, less current portion and net of unaccreted discount	195,372	238,460
Deferred income taxes	39,172	38,821
Pension liabilities	12,555	14,529
Other post retirement benefits	205	230
Long-term taxes payable	1,143	1,118
Other long-term liabilities	714	730
Redeemable non-controlling interest	1,205	1,239
Total stockholders’ equity	245,341	232,012

Total liabilities and stockholders’ equity	$600,390	$633,039

	Year to Date Ended
	June 29,	June 30,
	2013	2012
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$22,535	$21,125
Adjustments to reconcile net income to net cash flows:
Depreciation	10,667	9,962
Amortization of intangible assets	3,220	3,321
Amortization of deferred financing costs	423	666
Loss on foreign currency, net	155	340
Accretion of debt discount, net	1,540	1,588
Stock based compensation	1,767	1,543
Changes in assets and liabilities:
Trade receivables	(10,396)	(13,198)
Inventories	2,561	4,179
Accounts payable and accrued liabilities	2,407	(2,751)
Other current assets and liabilities	(235)	170
Other operating assets and liabilities	(1,663)	(2,646)

Net cash flows from operating activities	32,981	24,299

Cash flows from investing activities
Purchase of property, plant and equipment	(9,975)	(16,906)

Net cash flows from investing activities	(9,975)	(16,906)

Cash flows from financing activities
Redemption of variable rate demand revenue bonds related to the
San Marcos facility	—	(3,000)
Payments on Term Loan Facility	(3,750)	—
Payments on Revolving Credit Facility	(39,304)	—
Proceeds from Equipment Loan	1,635	—
Dividend payment	(2,152)	—
Shares surrendered for tax withholdings	—	(57)
Payments on mortgages and other	(469)	(678)
Payments on capital leases	(19)	(228)

Net cash flows from financing activities	(44,059)	(3,963)

Effect of exchange rate changes on cash and cash equivalents	(2,594)	(710)

Net change in cash and cash equivalents	(23,647)	2,720
Cash and cash equivalents at beginning of year	85,154	92,515

Cash and cash equivalents at end of period	$61,507	$95,235

Reconciliation to free cash flow:
Net cash flows from operating activities	32,981	24,299
Purchase of property, plant and equipment	(9,975)	(16,906)

Free cash flow	$23,006	$7,393

About Altra Holdings

Altra Holdings, Inc., through its wholly-owned subsidiary Altra Industrial Motion, Inc., is a leading global designer, producer and marketer of a wide range of electromechanical power transmission and motion control products. The company brings together strong brands covering over 40 product lines with production facilities in nine countries. Our leading brands include Boston Gear, Warner Electric, TB Wood’s, Formsprag Clutch, Wichita Clutch, Ameridrives Couplings, Kilian Manufacturing, Marland Clutch, Nuttall Gear, Stieber Clutch, Twiflex Limited, Bibby Transmissions, Matrix International, Inertia Dynamics, Huco-Dynatork, Warner Linear, Bauer Gear Motor and Powerflex.

* Discussion of Non-GAAP Financial Measures

As used in this release and the accompanying slides posted on the Company’s website, non-GAAP diluted earnings per share, non-GAAP income from operations and non-GAAP net income are each calculated using either net income or income from operations that excludes acquisition related costs, restructuring costs, and other income or charges that management does not consider to be directly related to the Company’s core operating performance. Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income by GAAP weighted average shares outstanding (diluted). Non-GAAP free cash flow is calculated by deducting purchases of property, plant and equipment from net cash provided by operating activities.

Altra believes that the presentation of non-GAAP net income, non-GAAP income from operations, non-GAAP diluted earnings per share and non-GAAP free cash flow provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed”, “should be,” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management’s current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, those relating to the Company’s strategic growth and profitability initiatives, end market expectations, plans to enhance bottom line performance, plans to gain market share, improvement in orders, the Company’s acquisition strategy and its guidance for full year 2013.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) changes in pension and retirement liabilities, (14) risks associated with compliance with environmental laws, (15) the ability to successfully execute, manage and integrate key acquisitions and mergers, (16) failure to obtain or protect intellectual property rights, (17) risks associated with impairment of goodwill or intangibles assets, (18) failure of operating equipment or information technology infrastructure, (19) risks associated with our debt leverage and operating covenants under our debt instruments, (20) risks associated with restrictions contained in our Convertible Notes and Credit Facility, (21) risks associated with compliance with tax laws, (22) risks associated with the global recession and volatility and disruption in the global financial markets, (23) risks associated with implementation of our new ERP system, (24) risks associated with the Bauer and Lamiflex acquisitions and integration and other acquisitions, (25) risks associated with the Company’s investment in a new manufacturing facility in China, and (26) other risks, uncertainties and other factors described in the Company’s quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra Holdings, Inc. does not intend to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise. AIMC-E

Contact:

Altra Holdings, Inc.

Christian Storch, Chief Financial Officer

781-917-0541

Christian.storch@altramotion.com